UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 9, 2015

Date of Report (Date of Earliest Event Reported)

STEINER LEISURE LIMITED

(Exact name of registrant as specified in its charter)

Commonwealth of The Bahamas	0-28972	98-0164731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 104A, Saffrey Square P.O. Box N-9306 Nassau, The Bahamas	N/A
(Address of principal executive offices)	(Zip Code)

(242) 356-0006

Registrant’s telephone number, including area code

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

As previously disclosed, Steiner Leisure Limited, an international business company incorporated under the laws of the Commonwealth of The Bahamas (the “Company”), entered into an Agreement and Plan of Merger, dated as of August 20, 2015 (the “Merger Agreement”) with Nemo Parent, Inc., an international business company incorporated under the laws of the Commonwealth of The Bahamas (“Parent”), and Nemo Merger Sub, Inc., an international business company incorporated under the laws of the Commonwealth of The Bahamas and a wholly-owned subsidiary of Parent (“Merger Sub”). On December 9, 2015 (the “Closing Date”), pursuant to the terms and subject to the conditions of the Merger Agreement, Merger Sub was merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”) and pursuant to the terms and conditions of the Merger Agreement, each common share, par value $0.01 per share, of the Company (“Company Common Shares”), issued and outstanding immediately prior to the Effective Time, other than Company Common Shares held by Parent, Merger Sub or the Company or any of their respective direct and indirect wholly-owned subsidiaries or dissenting shares for which the shareholder has properly exercised dissenters’ rights (collectively, the “Excluded Shares”) in accordance with Section 83 of the International Business Companies Act, 2000, as amended, of the Commonwealth of The Bahamas (the “IBCA”), was canceled and converted into the right to receive $65.00 in cash (the “Merger Consideration”), without interest and subject to any withholding taxes required by applicable law. At the Effective Time, all Company Common Shares were no longer outstanding and all Company Common Shares were cancelled, retired and ceased to exist except Company Common Shares held by a holder who has properly exercised dissenters’ rights with respect to such Company Common Shares in accordance with Section 83 of the IBCA.

Pursuant to the Merger Agreement, each option to purchase Company Common Shares granted under the Company’s compensation plans that was outstanding immediately prior to the Effective Time became fully vested (without regard to the level of achievement of any applicable performance goals or targets) and was cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the aggregate number of Company Common Shares subject to such option and (ii) the excess, if any, of the Merger Consideration over the per share exercise price of such option. In addition, each award of restricted share units, performance share units or other rights with respect to Company Common Shares that was outstanding immediately prior to the Effective Time became fully vested (with the level of achievement of any applicable performance goals or targets deemed to have been achieved at the lesser of 150% of the target level and the maximum level as of the Effective Time), free of restrictions and was cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the aggregate number of Company Common Shares subject to such award and (ii) the Merger Consideration.

The foregoing summary description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on August 21, 2015, which is incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

On December 9, 2015, Steiner U.S. Holdings, Inc. (“Steiner US”), a wholly-owned subsidiary of the Company, as borrower, and the Company, entered into the following agreements: (i) term loan credit agreement, dated as of December 9, 2015 (the “Term Credit Agreement”), with NewStar Financial, Inc., as administrative agent and collateral agent, the lenders party thereto from time to time and the guarantors party thereto from time to time and (ii) ABL credit agreement, dated as of December 9, 2015 (the “ABL Credit Agreement”), with PNC Bank, National Association, as administrative agent and collateral agent, the lenders party thereto from time to time and the guarantors party thereto from time to time. The Term Credit Agreement provides for a $600 million term loan facility with a term of six years and the ABL Credit Agreement provides for a $65 million revolving credit facility with a term of five years, which includes a subfacility for the issuance of letters of credit (collectively, the “Credit Facilities”). In connection with the Credit Facilities, Steiner US and certain of its domestic, Bahamian and English wholly-owned subsidiaries entered into pledge and security agreements with the applicable lender as collateral agent, pledging substantially all of their assets as collateral.

Item 1.02	Termination of Material Definitive Agreement.

On December 9, 2015, in connection with the Merger and the entry into the Credit Facilities, Steiner US terminated the Credit Agreement dated as of November 2, 2009, among Steiner US as borrower, the Company and certain of its subsidiaries as guarantors, the lenders party thereto, and SunTrust Bank, as administrative agent (the “Old Credit Agreement,” originally filed as Exhibit 10.35 to the Company’s Current Report on Form 8-K filed with the SEC on November 4, 2009). The Old Credit Agreement provided for a revolving credit facility of up to $60 million and was secured by substantially all of the assets of the Company and certain of its domestic wholly-owned subsidiaries. No penalties were incurred by the Company as a result of the termination.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer or Listing.

On December 9, 2015, in connection with the consummation of the transactions described in the Introduction above, which description is incorporated herein by reference, the Company (i) notified the NASDAQ Global Select Market (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Company Common Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Trading of Company Common Shares on NASDAQ was suspended as of the close of business on December 9, 2015. The Company also intends to file with the SEC a Form 15 requesting that the Company’s reporting obligations under Section 13(a) and Section 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

As set forth in the Introduction of this Current Report on Form 8-K, as of the Effective Time, all issued and outstanding Company Common Shares (other than the Excluded Shares) were automatically cancelled and converted into the right to receive the Merger Consideration. At the Effective Time, all holders of Company Common Shares (other than the Excluded Shares) ceased to have any rights with respect thereto other than the right to receive the Merger Consideration.

The information set forth in the Introduction, Items 3.01 and 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

As a result of the Merger, a change in control of the Company has occurred, and the Company is now a wholly-owned subsidiary of Parent.

The aggregate value of the transaction was approximately $925 million. The source of funds for the Merger and related transaction expenses included cash equity contributions from investment funds managed by Catterton, borrowings under the Credit Facilities and the Company’s cash on hand.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

In connection with the consummation of the Merger and as contemplated by the Merger Agreement (and not because of any disagreement with the Company), all of the directors of the Company ceased to be directors of the Company as of the Effective Time. In accordance with the terms of the Merger Agreement, at the Effective Time, the directors of Merger Sub immediately prior to the Effective Time, which consisted of James Michael Chu and Marc Magliacano, became the directors of the Company. Immediately after the Effective Time, Leonard I. Fluxman was appointed to the board of directors of the Company.

Item 8.01	Other Events.

On December 9, 2015, the Company and Catterton issued a joint press release announcing the consummation of the Merger. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

99.1	Joint Press Release issued by the Company and Catterton, dated December 9, 2015.

Forward-Looking Statements

Any statements in this Current Report on Form 8-K and the exhibits furnished or filed herewith about prospective performance and plans for the Company, the recently completed Merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause the Company’s actual results to differ materially from the results the Company anticipates include, but are not limited to statements about the benefits of the recently completed Merger, including future financial and operating results, plans, objectives, expectations and intentions, and other statements that are not historical facts. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this Current Report on Form 8-K. Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended December 31, 2014, which was filed with the SEC on March 2, 2015, under the heading “Item 1A. Risk Factors,” and in subsequently filed Forms 10-Q and 8-K. The forward-looking statements represent the Company’s views as of the date on which such statements were made and the Company undertakes no obligation to publicly update such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEINER LEISURE LIMITED

Date: December 9, 2015	By:	/s/ Leonard I. Fluxman
	Name:	Leonard I. Fluxman
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit Description

99.1	Joint Press Release issued by the Company and Catterton, dated December 9, 2015.